EXHIBIT 12

COMPUTATION OF RATIO OF INCOME FROM

CONTINUING OPERATIONS TO FIXED CHARGES

FOR SIX MONTHS ENDED JUNE 30,

(UNAUDITED)

(Dollars in millions)	2004	2003

Income from continuing operations before income taxes (1)	$5,126	$4,442

Add: Fixed charges, excluding capitalized interest	514	571

Income as adjusted before income taxes	$5,640	$5,013

Fixed charges:
Interest expense	$281	$343
Capitalized interest	3	9
Portion of rental expense representative of interest	233	228

Total fixed charges	$517	$580

Ratio of income from continuing operations to fixed charges	10.91	8.64

(1) Income from continuing operations before income taxes excludes (a) amortization of capitalized interest and (b) the company’s share in the income and losses of less-than-fifty percent-owned affiliates.

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SEGMENT INFORMATION - ON CONTINUING OPERATIONS BASIS

(UNAUDITED)

		Hardware Segments
(Dollars in millions)	Global Services	Systems and Technology Group	Personal Systems Group
Three Months Ended June 30, 2004:

External revenue	$11,327	$4,154	$3,165
Internal revenue	759	276	40
Total revenue	$12,086	$4,430	$3,205
Pre-tax income (loss)	$1,089	$603	$27

Revenue year-to-year change	6.7%	11.4%	15.8%
Pre-tax income year-to-year change	(6.8)%	151.3%	437.5%
Pre-tax income margin	9.0%	13.6%	0.8%

Three Months Ended June 30, 2003:

External revenue	$10,635	$3,786	$2,723
Internal revenue	695	192	44
Total revenue	$11,330	$3,978	$2,767
Pre-tax income (loss)	$1,168	$240	$(8)

Pre-tax income margin	10.3%	6.0%	(0.3)%

Reconciliations to IBM as Reported:

(Dollars in millions)	Three Months Ended June 30, 2004	Three Months Ended June 30, 2003
Revenue:
Total reportable segments	$24,845	$23,152
Eliminations/other	(1,692)	(1,521)
Total IBM Consolidated	$23,153	$21,631

Pretax income:
Total reportable segments	$2,979	$2,459
Eliminations/other	(136)	7
Total IBM Consolidated	$2,843	$2, 466

(Dollars in millions)	Software	Global Financing	Enterprise Investments	Total Segments
Three Months Ended June 30, 2004:

External revenue	$3,458	$652	$269	$23,025
Internal revenue	457	286	2	1,820
Total revenue	$3,915	$938	$271	$24,845
Pre-tax income (loss)	$958	$348	$(46)	$2,979

Revenue year-to-year change	1.4%	(5.1)%	18.9%	7.3%
Pre-tax income year-to-year change	12.7%	17.6%	47.1%	21.1%
Pre-tax income margin	24.5%	37.1%	(17.0)%	12.0%

Three Months Ended June 30, 2003:

External revenue	$3,471	$681	$227	$21,523
Internal revenue	390	307	1	1,629
Total revenue	$3,861	$988	$228	$23,152
Pre-tax income (loss)	$850	$296	$(87)	$2,459

Pre-tax income margin	22.0%	30.0%	(38.2)%	10.6%

		Hardware Segments
(Dollars in millions)	Global Services	Systems and Technology Group	Personal Systems Group
Six Months Ended June 30, 2004:

External revenue	$22,426	$7,930	$5,991
Internal revenue	1,521	512	63
Total revenue	$23,947	$8,442	$6,054
Pre-tax income (loss)	$2,080	$773	$16

Revenue year-to-year change	7.9%	13.0%	16.6%
Pre-tax income year-to-year change	(3.3)%	84.5%	120.8%
Pre-tax income margin	8.7%	9.2%	0.3%

Six Months Ended June 30, 2003:

External revenue	$20,804	$7,094	$5,113
Internal revenue	1,394	377	80
Total revenue	$22,198	$7,471	$5,193
Pre-tax income (loss)	$2,151	$419	$(77)

Pre-tax income margin	9.7%	5.6%	(1.5)%

Reconciliations to IBM as Reported:

(Dollars in millions)	Six Months Ended June 30, 2004	Six Months Ended June 30, 2003
Revenue:
Total reportable segments	$48,656	$44,693
Eliminations/other	(3,253)	(2,997)
Total IBM Consolidated	$45,403	$41,696

Pretax income:
Total reportable segments	$5,305	$4,397
Eliminations/other	(172)	50
Total IBM Consolidated	$5,133	$4,447

(Dollars in millions)	Software	Global Financing	Enterprise Investments	Total Segments
Six Months Ended June 30, 2004:

External revenue	$6,924	$1,317	$544	$45,132
Internal revenue	858	566	4	3,524
Total revenue	$7,782	$1,883	$548	$48,656
Pre-tax income (loss)	$1,812	$722	$(98)	$5,305

Revenue year-to-year change	5.5%	(5.1)%	16.6%	8.9%
Pre-tax income year-to-year change	21.7%	26.9%	36.4%	20.7%
Pre-tax income margin	23.3%	38.3%	(17.9)%	10.9%

Six Months Ended June 30, 2003:

External revenue	$6,600	$1,382	$468	$41,461
Internal revenue	777	602	2	3,232
Total revenue	$7,377	$1,984	$470	$44,693
Pre-tax income (loss)	$1,489	$569	$(154)	$4,397

Pre-tax income margin	20.2%	28.7%	(32.8)%	9.8%